SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
       OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
                       (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting   Material  Pursuant  to   240.14a-11(c)   or
     240.14a-12


                         ADAMS GOLF, INC.
        (Name of Registrant as Specified In Its Charter)


            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11:*

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

   * Set forth amount on which the filing is calculated and state how it was determined.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [ADAMS GOLF, INC. LOGO]


                                         B.H. (Barney) Adams
                                      Chairman of the Board,
                                     Chief Executive Officer
                                               and President




April 7, 1999



Dear Adams Golf Stockholder:

I am pleased to invite you to Adams Golf's Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Wednesday, May 5, 1999 at the Omni Richardson Hotel, 701
East Campbell Road, Richardson, Texas.

At the meeting, you and the other stockholders will be asked to (1) elect two directors to the Adams Golf Board; (2) approve the 1999 Non-Employee Director Plan, which authorizes the granting of non-qualified stock options to non-employee directors; and (3) ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Adams Golf and its operations, including its audited financial statements, in the enclosed Annual Report.

We hope you can join us on May 5th. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

Yours truly,



B.H. (Barney) Adams

                                      [ADAMS GOLF, INC. LOGO]


                                            Adams Golf, Inc.
                              300 Delaware Avenue, Suite 548
                                  Wilmington, Delaware 19801


April 7, 1999


          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   To Be Held May 5, 1999


Adams Golf will hold its Annual Meeting of Stockholders at the Omni Richardson Hotel, 701 East Campbell Road,
Richardson, Texas on Wednesday, May 5, 1999 at 10:00 a.m.

We are holding this meeting:

     *    To elect two Class I directors to serve until the 2002
          Annual Meeting of Stockholders;

     *    To approve the 1999 Non-Employee Director Plan of
          Adams Golf, Inc.;

     * To ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 1999; and

     * To transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 31, 1999 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at Adams Golf, 2801 East Plano Parkway, Plano, Texas, for ten days before the meeting.

This Notice of Annual Meeting, Proxy Statement, proxy and
Adams Golf's 1998 Annual Report to Stockholders are being distributed on or about April 7, 1999.

By Order of the Board of Directors,


Richard H. Murtland
Secretary

                   [ADAMS GOLF, INC. LOGO]





                      ADAMS GOLF, INC.



                       Proxy Statement
                   for meeting to be held
                         May 5, 1999

                      TABLE OF CONTENTS


GENERAL INFORMATION........................................     1

ITEM 1. ELECTION OF DIRECTORS..............................     3
  Nominees for Election to a Three Year Term Ending
      with the 2002 Annual Meeting.........................     3
  Directors Continuing in Office Until the 2001
     Annual Meeting of Stockholders........................     3
  Directors Continuing in Office Until the 2000
     Annual Meeting of Stockholders........................     4
  Compensation of Directors................................     4
  Committees of the Board of Directors; Meetings...........     5

STOCK OWNERSHIP............................................     6
  Beneficial Ownership of Certain Stockholders,
     Directors and Executive Officers......................     6
  Section 16(a) Beneficial Ownership Reporting
     Compliance............................................     7

MANAGEMENT.................................................     7
  Executive Officers.......................................     7
  Compensation of Executive Officers.......................     8
  Employment Contracts and Change in Control
     Arrangements..........................................    10
  Compensation Committee Interlocks and Insider
     Participation.........................................    10
  Certain Transactions.....................................    10

BOARD REPORT ON EXECUTIVE COMPENSATION.....................    13
  Compensation Policy......................................    13
  1998 Company Performance.................................    14
  1998 Executive Compensation..............................    14
  1998 Chief Executive Compensation........................    14
  Company Policy on Qualifying Compensation................    14

PERFORMANCE GRAPH..........................................    15

ITEM 2. APPROVAL OF 1999 NON-EMPLOYEE DIRECTOR PLAN........    16
  General..................................................    16
  Terms and Conditions.....................................    16
  Termination of Director Option Plan......................    17
  Federal Income Tax Consequences..........................    17
  1999 Non-Employee Director Plan Option Grants............    17

ITEM 3. RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS...    18

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS.................    19

ATTACHMENTS
  1999 Non-Employee Director Plan of Adams Golf, Inc. .....   A-1


           Please see the back cover of this booklet for directions to the Annual Meeting.

                     GENERAL INFORMATION

Q:   Who is soliciting my proxy?

A: We, the Board of Directors of Adams Golf, are sending you this Proxy Statement in connection with our solicitation of proxies for use at Adams Golf's 1999 Annual Meeting of Stockholders. Certain directors, officers and employees of Adams Golf also may solicit proxies on our behalf by mail, phone, fax or in person.

Q:   Who is paying for this solicitation?

A:   Adams Golf will pay for the solicitation of proxies.  Adams
     Golf will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Adams Golf common stock.

Q:   What am I voting on?

A:   Three items:  (1) the election of Robert F. MacNally and
     Stephen R. Patchin to the Board of Directors; (2) the approval of the 1999 Non-Employee Director Plan; and (3) the ratification of KPMG LLP as the Company's independent auditors for the current fiscal year.

Q:   Who can vote?

A: Only those who owned common stock at the close of business on March 31, 1999, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

Q:   How do I vote?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person-by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the secretary of Adams Golf written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of both nominees for director, FOR the approval of the 1999 Non-Employee Director Plan and FOR ratification of KPMG as the Company's independent auditors.

Q:   What constitutes a quorum?

A: Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, Adams Golf had 22,479,282 voting shares of common stock outstanding. Both abstentions and broker non-votes (situations in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares) are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.

Q: What vote of the stockholders will result in the matters being passed?

A: Election of Directors. Directors need the affirmative vote of holders of a plurality of the voting power present to be elected. At this year's meeting, the two nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present. Neither abstentions nor broker non-votes will have any effect on the election of directors.

     Approval of Non-Employee Director Plan. To approve the 1999 Non-Employee Director Plan, stockholders holding a majority of the shares represented in person or by proxy at the meeting must affirmatively vote to approve the matter. In this case, abstentions have the same effect as a vote "against" the proposal, while broker non-votes have no effect at all.

     Ratification of KPMG. Like the vote required to approve the 1999 Non-Employee Director Plan, stockholders holding a majority of the shares represented in person or by proxy at the upcoming Annual Meeting must affirmatively vote to ratify
     KPMG as the Company's independent auditors for the current fiscal year. Abstentions continue to have the same effect as votes "against" the proposal and broker non-votes continue to have no effect at all.

Q: How does the Board recommend that we vote on the matters proposed?

A: The Board of Directors of Adams Golf unanimously recommends that stockholders vote FOR each of the proposals submitted at the upcoming Annual Meeting.

Q:   Will there be other matters proposed at the 1999 Annual
     Meeting?

A: Adams Golf's Bylaws limit the matters presented at the upcoming Annual Meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by stockholders so long as the stockholder gives the secretary written notice of the matter on or before April 17, 1999. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

Q: When are 2000 stockholder proposals due if they are to be included in the Company's proxy materials?

A: To be considered for presentation at Adams Golf's 2000 Annual Meeting of Stockholders and included in the Company's proxy statement, a stockholder proposal must be received at Adams Golf's offices no later than December 8, 1999. To curtail controversy as to the date on which a proposal was received by the Company, we suggest that proponents submit their proposals by certified mail, return receipt requested.

                             ITEM 1.
                      ELECTION OF DIRECTORS

     The Board of Directors of Adams Golf has currently set the number of directors constituting the whole board at eight. As established by the Company's Amended and Restated Certificate of Incorporation, these directors are divided into three classes serving staggered three-year terms. At the upcoming Annual Meeting, you and the other stockholders will elect two individuals to serve as Class I directors whose term expires at the 2002 Annual Meeting. Mr. Patchin is now a member of the Board of Directors. If elected, Mr. MacNally will be a new member of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the election of both nominees unless you direct them to withhold your votes. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. We recommend a vote FOR both nominees.

     Below are the names and ages of the nominees for Class I director, the Class II and Class III directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

Nominees for Election to a Three Year Term Ending with the 2002
Annual Meeting

Class I Directors

     * Robert F. MacNally      Age 66, nominee for director.
                               Retired-Chairman of the Board of
                               Tommy Armour Golf Company
                               from 1995 until 1997; President
                               and CEO of Tommy Armour Golf
                               Company from 1979 to 1997.  Also
                               a director of C.O. Tools, Inc.

     * Stephen R. Patchin      Age 40, a director since October 1993.
                               President and Chief Executive
                               Officer of Royal Oil and Gas
                               Corp. since June 1985; President
                               and Chief Executive Officer of
                               Royal Holding Company, Inc. since
                               February 1990.

Directors Continuing in Office Until the 2001 Annual Meeting of
Stockholders

Class III Directors

     * B.H. (Barney) Adams     Age 60, a director since 1987.
                               Founder of Adams Golf and our
                               Chairman of the Board, Chief
                               Executive Officer and President.

     * Paul F. Brown, Jr.      Age 52, a director since August 1995.
                               Vice President, Finance and Chief
                               Financial Officer of Royal
                               Holding Company, Inc. since 1990.

     * Mark R. Mulvoy          Age 57, a director since April 1998.
                               Retired-Managing Editor of Sports
                               Illustrated magazine from 1984
                               through 1996; Publisher of Sports
                               Illustrated magazine from 1990 to
                               1992.  Also a director of Tosco
                               Corporation.

Directors Continuing in Office Until the 2000 Annual Meeting of
Stockholders

Class II Directors

     * Richard H. Murtland     Age 58, a director since April 1996.
                               Corporate Secretary and Treasurer
                               since August 1995. Vice President-
                               Research and Development of Adams
                               Golf since April 1998; Vice
                               President-Operations of Adams
                               Golf from May 1994 to April 1998;
                               Project Manager of ARCO
                               International Oil and Gas Company
                               from June 1976 to March 1994.

     * Roland E. Casati        Age 68, a director since November 1995.
                               Chairman of the Board of
                               Continental Offices, Ltd. for
                               more than five years.  Also a
                               director of Convergent
                               Communications, Inc. and Virtual
                               Visits, Inc.

     * John S. Simpson         Age 47, a director since July 1998.
                               Principal, John Simpson
                               Associates since January 1997;
                               Manager, International Management
                               Group (UK) Inc. from June 1978
                               until December 1996.

                               Under the terms of an agreement
                               between Adams Golf and Nick
                               Faldo, the Company has agreed
                               that, for so long as royalties
                               remain payable to Mr. Faldo, it
                               will cause a designee of Mr.
                               Faldo to be nominated for, and
                               elected to, the Board.  Mr.
                               Simpson is currently Mr. Faldo's
                               designee to the Board.


COMPENSATION OF DIRECTORS

     In 1998, Adams Golf did not provide compensation to directors but the Company did reimburse its directors for reasonable expenses incurred in traveling to and from board meetings (or a committee thereof). The Company has adopted, and is asking the stockholders to approve at the upcoming Annual Meeting, the 1999 Non-Employee Director Plan which authorizes the discretionary issuance of up to 200,000 shares of common stock to the non-employee directors of Adams Golf.

     Commencing with the first quarter of 1999, each non-employee director who serves as a member of the Board of Directors for at least one month during that quarter will receive a director fee of $5,000 plus $1,000 per meeting attended in person or by telephone (whether of the full Board or a committee thereof). In addition, each non-employee director serving as a chairperson of any committee of the Board will receive an additional $1,000 per quarter provided such person serves in such capacity for at least one month during that quarter. The Company also provides its non-employee directors with Travel/Accidental Death and Dismemberment coverage in the amount of $250,000.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     Adams Golf has two standing committees.

The Audit Committee
-------------------

     * Meets periodically with Adams Golf's independent auditors to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures, its system of internal accounting controls and financial reporting.

     * Makes recommendations to the Board of Directors with respect to appointment of the Committee's independent auditors.

     During the fiscal year ended December 31, 1998, the members of the Audit Committee were Paul F. Brown, Jr. and Finis F. Conner. The Audit Committee met one time in 1998. Mr. Conner resigned as a director of the Company effective February 1999. The Company anticipates that, if elected, Mr. MacNally will serve on the Audit Committee.

The Compensation/Plan Committee
-------------------------------

     * Recommends to the Board of Directors annual salaries for senior management.

     * Recommends to the Board of Directors the administration and grant of awards under the Adams Golf 1998 Stock
          Incentive Plan and Management Incentive Award Plan.

     The current members of the Compensation/Plan Committee are Roland E. Casati, Mark R. Mulvoy and Stephen R. Patchin. During the year ended December 31, 1998, the Compensation/Plan Committee had no formal meetings; however, the committee took action from time to time by unanimous written consent in lieu of a meeting.

Entire Board
------------

     * During the year ended December 31, 1998, the entire Board of Directors of Adams Golf met seven times. During fiscal 1998, each director attended at least 75% of the total of all meetings of the Board of Directors and any committee on which he served.

                         STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND
EXECUTIVE OFFICERS

     This table shows, as of March 31, 1999, the beneficial ownership of Adams Golf common stock by: (1) each person known by the Company to be the beneficial owner of more than 5% of the common stock, (2) each director of the Company, (3) each nominee for director of the Company, (4) each executive officer named in the Summary Compensation Table on page 8, and (5) all directors and executive officers as a group, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table.



                                                          Amount and Nature of
                                                   Common Stock Beneficially Owned (1)
                                             -----------------------------------------------
                                              Number of Shares      Right to      Percent
Name of Beneficial Owners                    Beneficially Owned   Acquire (2)   of Class (3)
-------------------------------------------- ------------------  -------------- ------------
Beneficial Owners of 5% or More
  of the Company's Common Stock
   Royal Holding Company, Inc. (4)                 6,374,511               0         28.4%
   Finis F. Conner (5)                             1,554,221               0          6.9
Directors and Named Executive Officers
   B.H. Adams                                      3,317,319               0         14.8
   Richard H. Murtland                               250,464               0          1.1
   Paul F. Brown, Jr. (6)                          6,374,511               0         28.4
   Roland E. Casati                                1,838,600               0          8.2
   Mark R. Mulvoy                                      1,000               0           *
   Stephen R. Patchin (6)                          6,374,511               0         28.4
   John S. Simpson (7)                               135,000               0          0.6
   Darl P. Hatfield                                    2,000          45,000           *
   Steven P. Sanazaro (8)                              1,500               0           *
   Mark D. Gonsalves (8)                                   0               0          0.0
Nominee for Director
   Robert F. MacNally                                      0               0          0.0
All Executive Officers and Directors as a
   Group (7 persons)                              11,920,394               0         53.0

----------------
 *   Less than one percent.
(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and
     generally includes voting or investment power with respect to securities.
(2)  Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of March 31, 1999 are deemed to be beneficially owned by the person holding
     such options for the purpose of computing the beneficial
     ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.
(3)  Applicable percentage of ownership is based on 22,479,282 voting shares of common stock outstanding on March 31, 1999.
(4)  The address for Royal Holding Company, Inc. is 300 Delaware
     Avenue, Suite 306, Wilmington, Delaware 19801.
(5)  The shares of common stock beneficially owned by Mr. Conner are held directly by the Conner Family Trust DTD 2/23/91
     (the "Trust") of which Mr. Conner is co-trustee and co-
     beneficiary.  Mr. Conner's and the Trust's address is P.O.
     Box S-3115, Carmel, California 93921.
(6)  Includes 6,374,511 shares of common stock owned directly by
     Royal Holding Company, Inc. Messrs. Patchin and Brown are
     the (1) Chief Executive Officer and President and (2) Chief
     Financial Officer and Vice President-Finance, respectively, of Royal Holding Company, Inc. and by virtue of these
     positions may be deemed to share the power to vote or direct the vote of, and to share the power to dispose or direct the disposition of, these shares of common stock. Each of
     Messrs. Patchin and Brown disclaim beneficial ownership of the shares of common stock held by Royal.
(7)  Includes 49,000 shares of common stock owned directly by trusts of which Mr. Simpson serves as a co-trustee.
(8)  Neither Mr. Sanazaro nor Mr. Gonsalves was serving as an executive officer of the Company at the end of the last
     completed fiscal year.  Mr. Sanazaro resigned from the
     Company as of December 31, 1998 and Mr. Gonsalves resigned from the Company as of September 25, 1998.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Adams Golf's common stock must report their initial ownership of the common stock, and any changes in that ownership, to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive offers, Adams Golf believes all persons subject to reporting filed the required reports on time in 1998 except for the following: Royal Holding Company, Inc. did not timely file its Form 3. In addition, Forms 4 filed by Darl Hatfield, an officer of the Company, and James Farrell and Steve Sanazaro, former officers of the Company, were deemed filed one day late due to difficulties in transmitting such reports via the EDGAR filing system, and Mark Mulvoy, a director of the Company, was delinquent in filing a Form 4 to report an acquisition of 1,000 shares of common stock. The reports of Mr. Hatfield and Mr. Farrell each reported two transactions and the reports of Mr. Sanazaro and Mr. Mulvoy each reported one transaction.

                           MANAGEMENT

Executive Officers
------------------

     Below are the names and ages of the Executive Officers of Adams Golf and a brief description of their prior experience and qualifications.

     *  B.H. (Barney) Adams        See biography of Mr. Adams on
                                   page 3.

     *  Richard H. Murtland        See biography of Mr. Murtland on
                                   page 4.

     *  Darl P. Hatfield           Age 52, Senior Vice President -
                                   Finance and Administration and
                                   Chief Financial Officer since
                                   May 1998. From July 1977 to April
                                   1998, Mr. Hatfield was a
                                   partner with KPMG.  Mr.
                                   Hatfield is also a Certified
                                   Public Accountant with over 30
                                   years of experience in
                                   accounting.

     *  Oliver G. Brewer III       Age 35,  Senior Vice President -
                                   Sales and Marketing since September
                                   1998. Vice President of Sales
                                   and Marketing, Mead
                                   Containerboard, a division of
                                   the Mead Corporation from July
                                   1997 through August 1998;
                                   Regional Vice President-Asia
                                   Pacific, Union Camp Business
                                   Development Corporation from
                                   December 1994 through July
                                   1997; Team Manager-Board
                                   Grades Production Team, Union
                                   Camp Fine Paper Division from
                                   October 1993 to December 1994.

Compensation of Executive Officers
----------------------------------

     The following table shows for the fiscal years ended
December 31, 1997 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other executive officers whose salary plus bonus exceeded $100,000 for either of the fiscal years indicated.


                   SUMMARY COMPENSATION TABLE
                   --------------------------

                                                                                               Long Term
                                                                                                Compen-
                                                                                                sation
                                                                                                Awards
                                                          Annual Compensation                ------------
                                           -------------------------------------------------  Securities
                                                                              Other Annual    Underlying        All Other
   Name and Principal Position      Year       Salary           Bonus         Compensation    Options (#)    Compensation (1)
--------------------------------- -------  --------------- ---------------  ---------------- -------------- ------------------
B.H. Adams                          1998   $   240,000      $   120,000                 -             0           $ 1,313
 Chairman of the Board, President   1997       162,940       10,015,000(2)     $2,541,688(3)          0             4,185
 and Chief Executive Officer

Richard H. Murtland                 1998       125,000           62,500                 -             0               795
 Vice President-Research            1997        72,548           40,000                 -             0                 0
 and Development, Secretary and
 Treasurer

Darl P. Hatfield                    1998       100,000(4)        45,000                 -        90,000               636
 Senior Vice President-
 Finance and Administration, and
 Chief Financial Officer

Steven P. Sanazaro (5)              1998       120,984           62,500                 -             0               509
 Former Vice President-
 Information Technology

Mark D. Gonsalves (5)               1998      110,894           200,000                 -             0                18
 Former Vice President-Sales and    1997       62,400           352,144(6)              -             0                 0
 Marketing, Retail

___________
(1)  In each case, represents group life insurance premiums paid on behalf of such officer.
(2)  Represents (a) $15,000 cash bonus and (b) value of 2,000,000 shares of common stock granted effective on December 31,
     1997 having a fair market value, as determined by the Board of Directors, of $5.00 per share on the date of grant. See
     "Certain Transactions."
(3)  Represents reimbursement of federal income tax and Medicare tax liabilities associated with the grant of certain
     restricted shares of common stock.
(4)  Mr. Hatfield became employed by the Company in May 1998.
(5)  Neither Mr. Sanazaro nor Mr. Gonsalves was serving as an executive officer of the Company at the end of the last
     completed fiscal year.  Mr. Sanazaro resigned from the
     Company as of December 31, 1998 and Mr. Gonsalves resigned from the Company as of September 25, 1998.
(6)  Represents bonus earned in 1997 pursuant to the terms of a sales commission agreement, which expired by its terms on
     December 31, 1997.



                      OPTION GRANTS IN 1998

                                                    Individual Grants
                         -------------------------------------------------------------------------
                                              % of Total
                             Number of         Options
                             Securities       Granted to      Exercise
                             Underlying       Employees        Price    Expiration    Grant Date
          Name            Options Granted   In Fiscal Year   Per Share     Date      Present Value
------------------------- ---------------  ---------------  ----------- ----------- --------------
B.H. Adams                          0              0                0           -            0
Richard H. Murtland                 0              0                0           -            0
Darl P. Hatfield               90,000(1)          19%          $ 2.50      5/1/03     $846,000(2)
Steven P. Sanazaro                  0              0                0           -            0
Mark D. Gonsalves                   0              0                0           -            0

___________
(1)  The Board of Directors granted the option noted to Mr.
     Hatfield on May 1, 1998.  The option is non-transferrable.  The options vested as to 45,000 shares upon consummation of the
     Company's initial public offering (July 9, 1998) and will vest as to an additional 15,000 shares on July 9, 1999, July 9, 2000 and
     July 9, 2001.
(2)  We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options.  The factors are stock price at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield.  The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period.  Using this valuation methodology, the option granted to Mr. Hatfield has a value of
     $9.40 per option share.  The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's
     continued employment through the vesting period and the 5-year option term.  The following assumptions were used to calculated the Black-Scholes value:

     Stock price at date of grant       $11.25
     Option exercise price              $2.50
     Option term                        Five years
     Risk-free rate of return           6%




               AGGREGATED OPTION EXERCISES IN 1998
                AND FISCAL YEAR END OPTION VALUES



                                                     Number of Securities         Value of Unexercised
                                                    Underlying Unexercised        In-The-Money Options
                       Shares           $       Options at Fiscal Year-End(#)   At Fiscal Year End($) (2)
                     Acquired on      Value     -----------------------------  ---------------------------
       Name         Exercise (#)  Realized (1)  Exercisable    Unexercisable   Exercisable  Unexercisable
------------------- ------------  ------------  ------------ ----------------  ------------ --------------
B.H. Adams             1,520,768    $7,033,552          0               0               0              0
Richard H. Murtland      222,214     1,027,740          0               0               0              0
Darl P. Hatfield               0             0     45,000          45,000        $ 71,719       $ 71,719
Steven P. Sanazaro             0             0          0               0               0              0
Mark D. Gonsalves        333,320     1,541,605          0               0               0              0

___________
(1)  Calculated by determining the difference between the fair market value of the common stock underlying the options at the date of exercise and the exercise price of such options.
(2)  Calculated by determining the difference between the fair market value of the common stock underlying the options at
     December 31, 1998 ($4.09 per share) and the exercise price of such options.



Employment Contracts and Change in Control Arrangements
-------------------------------------------------------

     At the time of his employment, Adams Golf and Mr. Darl Hatfield (the Company's Senior Vice President-Finance and Administration and Chief Financial Officer) executed a letter agreement defining certain matters related to Mr. Hatfield's employment. The agreement provides that Mr. Hatfield is entitled to a base salary of $150,000 annually and may receive bonuses of up to 80% of this salary based on achieving certain revenue and/or department goals to be defined by the Company. In addition, the agreement provides that, upon Mr. Hatfield's termination without cause following certain change of control events, Mr. Hatfield's stock options will become fully vested and Mr. Hatfield will be paid an amount equal to one year of his base salary. The agreement with Mr. Hatfield is of an unspecified term.

     Adams Golf has not entered into an employment contract with any of its other executive officers.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     Prior to April 29, 1998, Adams Golf did not have a Compensation Committee or other committee of the Board of Directors performing similar functions. Prior to this time, decisions concerning compensation of the executive officers were generally made by Mr. Adams in consultation with the other members of the Board of Directors. Currently, the Compensation Committee consists of Messrs. Casati, Mulvoy and Patchin.

     During the year ended December 31, 1998, Adams Golf paid Virtual Visits, Inc., a company engaged in the design of Internet Web sites for the promotion of golf products, approximately $62,000. Mr. Conner, a former director of the Company, and Mr. Casati, a director of the Company, are also directors and significant stockholders of Virtual Visits, Inc.

Certain Transactions
--------------------

     In December 1997, the Board of Directors of Adams Golf granted to Mr. Adams 2,000,000 shares of common stock and a cash payment of $2,541,688, an amount equal to the federal income tax and Medicare tax liabilities associated with such grant and bonus. In the first quarter of 1998, Mr. Adams loaned $1.1 million of such funds back to the Company pursuant to an unsecured promissory note at an interest rate of 5.39% per annum. The Company repaid $600,142 of the note on April 14, 1998 and $312,500 of the note on December 15, 1998. The remaining principal amount of the note ($175,000) is payable on April 14, 1999. In determining that the stock grant and bonus to Mr. Adams were appropriate and in the best interests of the Company and its stockholders, the Board of Directors considered, among other factors, the Company's revenue and operating income growth and improved competitive position under Mr. Adams' leadership, Mr. Adams' historical cash compensation, and the Board of Directors' desire to increase Mr. Adams' equity interest in the Company to a level commensurate with his contributions to and role with the Company. The Board of Directors determined that the value of Mr. Adams' services to the Company exceeded the fair market value of the stock ($10,000,000) and bonus. The Company does not consider these payments to be indicative of future levels of compensation to Mr. Adams or other executives of the Company.

     The agreement between Adams Golf and Nick Faldo became effective May 1, 1998 and provides that Mr. Faldo will exclusively endorse the Company's clubs and undertake certain other promotional activities. Pursuant to this agreement, Adams Golf and Mr. Faldo will continue to design a line of clubs to be used by Mr. Faldo in tournaments and other events, provided such clubs are suitable for Mr. Faldo's use. Under the agreement, the Company has licensed the worldwide rights to the Nick Faldo trademark for use in connection with the distribution of its golf clubs, head covers, golf bags, travel covers, golf towels and umbrellas that it designs or manufactures.

     As compensation for the licensing and endorsement arrangement, the Company granted 900,000 shares of common stock to Mr. Faldo. Subject to certain exceptions including transfers to Mr. Faldo's agent, John S. Simpson, Mr. Faldo may not transfer, dispose of or otherwise assign any rights in more than 100,000 shares of common stock in any calendar year prior to 2002. In addition, Mr. Faldo is entitled to receive a royalty of 5% of the net sales price of all Adams golf clubs (other than certain specialty items for which the royalty equals 10% of the net sales price) sold outside the U.S. throughout the term of the agreement. The agreement provides for a minimum royalty of $1.5 million in 1999 escalating to $4.0 million for years 2004 through 2008. From 2009 through 2014, the minimum royalty is $1.5 million, as adjusted for changes in the consumer price index. After 2014, the agreement does not provide for a minimum royalty. Commencing with 2009, however, the agreement provides for a maximum royalty of $4.0 million, as adjusted for changes in the consumer price index. In the event Mr. Faldo does not compete in a minimum number of worldwide golf events each year, such royalty payments shall be reduced on a pro-rata basis, unless such events are missed as a result of illness or injury. The Company has also agreed that through the year 2008, it will support the "Faldo Junior Series" in the United Kingdom by making an annual contribution to the sponsoring organization of not less than $45,000 for each year the tournament is played under that name.

     The agreement with Mr. Faldo further provides that, so
long as royalties remain payable thereunder, the Company
will cause a designee of Mr. Faldo to be nominated for, and
elected to, the Board of Directors of the Company.   Mr.
Faldo has currently designated John S. Simpson under this arrangement.

     The agreement with Mr. Faldo extends through Mr. Faldo's lifetime; however, the Company has the right to terminate the agreement earlier if Mr. Faldo (a) is unable to perform the duties required for a period of 12 consecutive months, (b) retires or becomes officially ineligible to compete on the PGA and/or Senior PGA tour, or
(c) has engaged in illegal or immoral conduct resulting in a felony conviction, or has otherwise conducted himself in a manner not in keeping with the standards of professional conduct set forth in the agreement. In the event of the death of Mr. Faldo prior to May 1, 2030, the Company may, at its option, continue the terms of the agreement until May 1, 2030, in which case, Mr. Faldo's heirs or estate shall be entitled to any royalties due.

     In February 1999, Adams Golf signed a letter of intent to purchase substantially all of the assets and assume certain liabilities of Dimensions in Sport, Ltd., a distributor of golf equipment in the United Kingdom ("DIS"). Adams Golf expects to pay the net book value of equipment and inventory (approximately $200,000) and assume going forward obligations under certain leases. Adams Golf also agreed to make an additional $200,000 contingent earnings payment based upon the achievement of certain minimum levels of operating results for 1999. DIS is controlled by Mr. Faldo.

     KPMG, a public accounting firm in which Mr. Hatfield was a partner until April 30, 1998, has provided consulting, accounting and auditing services to the Company since 1997. The amounts paid to KPMG for services rendered during 1998 were approximately $2,521,000. Mr. Hatfield is currently Senior Vice President-Finance and Administration and Chief Financial Officer of Adams Golf. The Company expects to pay KPMG for additional services that are expected to be performed by it for the Company during fiscal year 1999.

     During the year ended December 31, 1998, Adams Golf paid Virtual Visits, Inc., a company engaged in the design of Internet Web sites for the promotion of golf products, approximately $62,000. Mr. Conner, a former director of the Company, and Mr. Casati, a director of the Company, are also directors and significant stockholders of Virtual Visits, Inc.

     In January 1998, the Company made loans of $83,330 and $125,000 to Mr. Murtland, the Company's Vice President-Research and Development and Mr. Gonsalves, a former officer of the Company, to finance the aggregate exercise price of stock options then exercised by such individuals. The loans bore interest at the rate of 5% per annum and were due January 14, 2001. The loan to Mr. Murtland was repaid in April 1998 and the loan to Mr. Gonsalves was repaid in July 1998.

           BOARD REPORT ON EXECUTIVE COMPENSATION


Compensation Policy
-------------------

     Compensation decisions for the executive officers of Adams Golf (other than Barney Adams) for compensation paid during the year ended December 31, 1998, were generally made by Mr. Adams in consultation with other members of the Board of Directors. Mr. Adams' compensation was set by the whole Board. The Compensation/Plan Committee (consisting of Messrs. Casati, Mulvoy and Patchin) is expected to recommend annual salaries for senior management commencing with fiscal 1999.

     The Company's goal is to attract, retain and reward a highly competent and productive employee group. To do so, the Board of Directors, as a whole, has determined that it is in the best interest of the Company to provide a total compensation package that competes favorably with those offered within the sports equipment industry, general industry and the geographic areas in which Adams Golf operates. The Company's current compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits.
Changes in compensation are based on the individual's performance, the Company's financial performance and the competitive marketplace. The Board considered the median level of the market as competitive.

     Base Salary. The base salary policy provides for compensation at competitive levels. Increases in executive base salary are awarded for individual performance based on the executive's performance plan. These performance plans contain specific measures, both quantitative and qualitative, related to financial achievements of the Company. Increases generally reflect established merit increase guidelines applicable to all salaried employees.

     Management Incentive Award Plan. The Management Incentive Award Plan provides the potential for quarterly cash incentives. The plan was designed to create an incentive for key employees, including the Chief Executive Officer, other named officers, and management employees, who are in a position to contribute to, and, therefore influence, Adams Golf's annual financial performance. The plan does not permit awards unless the Company's earnings meet specified minimum requirements.

     Stock Incentive Plan. The purpose of the stock incentive plan is to further align employees' interests with the Company's long-term performance and, therefore, the long-term interests of the stockholders. Options were granted to employees who were in the position to influence business results. Because the exercise prices provided in the options represent the fair market value of the common stock when granted, the options have no value unless the common stock appreciates in the future. The options vest in 25% increments on the first, second, third and fourth anniversaries of the date of grant.

1998 Company Performance
------------------------

     In 1998 Adams Golf's diluted income per common share was $.61, compared to a 1997 diluted loss per common share of $.37. Net revenues grew to $84.6 million in 1998 compared to $36.7 million in 1997. Operating profit for 1998 reached $18.5 million as compared to an operating loss in 1997 of $4.0 million.

1998 Executive Compensation
---------------------------

     Base salary adjustments for 1998 were granted to Richard H. Murtland, Vice President-Research and Development, Secretary and Treasurer, and Mark D. Gonsalves, Vice President-Sales and Marketing, Retail. Adjustments were determined by individual performance, Company financial performance, and competitive market analysis. Mr. Murtland and Mr. Gonsalves were not issued stock options under the Stock Incentive Plan in 1998. Bonus awards were issued under the 1998 Management Incentive Plan in the amounts of $62,500 for Mr. Murtland, and $200,000 for Mr. Gonsalves, and were determined by individual and Company performance.

1998 Chief Executive Compensation
---------------------------------

     The compensation of Chairman, Chief Executive Officer and President, B.H. Adams, similarly consisted of base salary and bonus compensation under the Management Incentive Plan. In determining base salary, the Board of Directors considered Chief Executive Officer pay of similarly sized companies within the sports equipment industry. Mr. Adams was not issued stock options under the Stock Incentive Plan in 1998. Mr. Adams was awarded an annual bonus under the Company's Management Incentive Plan in the amount of $120,000. In determining the bonus incentive amount, the Board considered the Company's performance compared to its performance plan, individual performance, and Mr. Adams' potential.

Company Policy on Qualifying Compensation
-----------------------------------------

     The Board has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year.
The Board does not anticipate that compensation subject to this threshold will be paid to any executive officer in the foreseeable future. The Board intends to periodically review the potential consequences of Section 162(m) and may in the future structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

                                                 Board of Directors
                                                B.H. (Barney) Adams
                                                   Roland E. Casati
                                                 Paul F. Brown, Jr.
                                                     Mark R. Mulvoy
                                                Richard H. Murtland
                                                 Stephen R. Patchin
                                                    John S. Simpson

                      PERFORMANCE GRAPH

     The following performance graph compares the performance of the Adams Golf common stock to the Standard & Poor's Small Cap 600 index and an industry peer group, selected in good faith, for the period from July 10, 1998, the first day of trading for the Company's shares, through December 31, 1998. The graph assumes that the value of the investment in the Company's common stock and each index was $100.00 at July 10, 1998, and that all dividends were reinvested. The Company has paid no dividends. Performance data is provided for the last trading day closest to month end for each month in 1998.


           Comparison of Cumulative Total Returns

             [Performance Graph for period from
            July 10, 1998 through December 1998]



                      July 10,  July  Aug.   Sept. Oct.   Nov.   Dec.
        Company         1998    1998  1998   1998  1998   1998   1998
   ------------------ -------- -----  -----  ----- -----  -----  -----
   Adams Golf, Inc.     100      62    32     26    29     25     26
   Peer Group (1)       100      63    52     54    55     66     52
   S&P Small Cap 600    100      96    78     82    86     91     97

________________
(1)  Peer Group consists of: Callaway Golf Company, TearDrop
     Golf Company, Aldila, Inc. and Coastcast Corp.

                           ITEM 2.
         APPROVAL OF 1999 NON-EMPLOYEE DIRECTOR PLAN

General
-------

     On February 3, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Non-Employee Director Plan of Adams Golf, Inc. (the "Director Plan"), the text of which is attached as Annex A to this Proxy Statement. Unless the Director Plan is approved by the stockholders on or before January 1, 2000, it and all awards granted pursuant to the Director Plan will, under the terms of the plan, be null and void. The material features of the Director Plan are discussed below, but the description is subject to and is qualified in its entirety by the full text of the Director Plan.

     The purpose of the Director Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent non-employee directors, upon whose efforts and judgment the success of the Company (including its subsidiaries) is largely dependent. In furtherance of this purpose, the Director Plan authorizes the granting of non-qualified stock options ("Director Options") to purchase common stock to such non-employee directors. A total of 200,000 shares of common stock (subject to adjustment as described below) are reserved for issuance upon the exercise of Director Options.

Terms and Conditions
--------------------

     Subject to stockholder approval, the Director Plan provides that the Company's Board of Directors (or, to the extent one is later elected, a committee of two or more non-employee directors appointed to administer the Director
Plan) may, at any time during the term of the Director Plan, grant any non-employee director an option exercisable for such number of shares of common stock as it shall deem to be in the best interest of Adams Golf and which will serve to further the purposes of the Director Plan. By Board resolution, the Board indicated its present intent that no director receive, as his or her initial grant of options under the Director Plan, an option exercisable for more than 10,000 shares of common stock nor may any subsequent grant to any director exceed 2,500 shares. Director Options granted to the directors under the Director Plan will vest according to the vesting schedule provided in the applicable option agreement executed between the Company and the director.

     Under the Director Plan, Director Options must be granted at an exercise price per share that is equal to the fair market value of the common stock at the date of grant. The exercise price of a Director Option may be paid in cash, certified or cashier's check, money order, or by delivery of already owned shares of common stock having a fair market value equal to the exercise price (to the extent such shares have been owned by the optionee for at least six months and only if permitted by the applicable option agreement), or by delivery of a combination of such methods.

     To prevent dilution of the rights of a holder of a Director Option, the Director Plan provides for the adjustment of (1) the number of shares upon which Director Options may be granted, (2) the number of shares subject to outstanding Director Options and (3) the exercise price of a Director Option, in the event of any subdivision or consolidation of shares of common stock, any stock dividend, recapitalization or other capital adjustment.

     The Director Options are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, the Director Option is exercisable only by him, his guardian or legal representative.

     A Director Option will terminate on the earlier to occur of (1) 30 days after the date that the optionee ceases to be a Director, except that if the optionee dies while a director, the Director Option will expire one year therefrom or six months therefrom if the optionee dies during the 30-day period referenced above, or (2) the expiration date applicable to the particular Director Option as set forth in the option agreement.

Termination of Director Option Plan
-----------------------------------

     The Director Plan will terminate on January 1, 2009, and any Director Option outstanding on such date will remain outstanding until it has either expired or been exercised.

Federal Income Tax Consequences
-------------------------------

     The federal income tax consequences summarized below are based upon current tax laws and thus are subject to change. Moreover, this summary is not intended to be a complete description of all federal, state and local tax consequences of the Director Plan.

     The Director Plan permits non-employee directors to receive grants of non-qualified stock options. Adams Golf has been advised that under the Code, an optionee will not recognize any income for federal income tax purposes at the time a non-qualified stock option is granted, nor will the Company be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price of such shares. Adams Golf generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee upon exercise of a non-qualified stock option.

     The Board of Directors believes that the Director Plan will assist in attracting and retaining qualified members of the Board of Directors and will have the effect of more significantly aligning the interests of the members of the Board of Directors with the Adams Golf stockholders.

1999 Non-Employee Director Plan Option Grants
---------------------------------------------

    On February 3, 1999, the Board of Directors granted
Mark R. Mulvoy an option to purchase 10,000 shares of Adams
Golf common stock at an exercise price of $4.75 per share under the Director Plan. As of March 31, 1999, no other options had been granted under the Director Plan.

    We recommend a vote FOR the approval of the 1999 Non-
Employee Director Plan of Adams Golf, Inc.

                           ITEM 3.
        RATIFICATION OF KPMG AS INDEPENDENT AUDITORS

     The Board of Directors of the Company, upon recommendation of its Audit Committee, has appointed KPMG as independent auditors to examine the Company's consolidated financial statements for the fiscal year ending December 31, 1999 and to render other professional services as required.

     The Company is submitting the appointment of KPMG to stockholders to obtain your ratification. KPMG has served as independent auditors to the Company since 1997. Representatives of KPMG will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

     We recommend a vote FOR the ratification of KPMG as the independent auditors for the current fiscal year.

         ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS


     Adams Golf's Bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the secretary of Adams Golf at 2801 E. Plano Parkway, Plano, Texas 75074 setting forth certain information about the stockholder and all persons acting in concert with him or her, including the following information: (1) such persons' names and addresses, (2) the class and number of shares of Adams Golf stock that are beneficially owned by such persons and (3) any material interest of such persons in the matter presented. The notice must also describe the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting. The notice must be delivered to the secretary of the Company (1) at least 90 days before any scheduled meeting or (2) if less than 100 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

     A stockholder may recommend a nominee to become a director of Adams Golf by giving the secretary of the Company (at the address set forth above) a written notice setting forth certain information, including: (1) the name, age, business and residence address of the person intended to be nominated, (2) a representation that the nominating stockholder is in fact a holder of record of Adams Golf common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified, (3) a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination, (4) any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and (5) the nominee's written consent to serve, if elected. Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph.

     Adams Golf annual meetings are traditionally held on the first Wednesday of May of each year. Accordingly, the Company's 2000 annual meeting of stockholders is currently scheduled for May 3, 2000. Copies of the Company's Bylaws are available upon written request made to the secretary of Adams Golf at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Adams Golf's proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and the Company's Bylaws.




     It is important that proxies be returned promptly.

                                                            ANNEX A


                1999 NON-EMPLOYEE DIRECTOR PLAN OF
                         ADAMS GOLF, INC.


     1. PURPOSE. The purpose of this Plan is to advance the interests of Adams Golf, Inc., a Delaware corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

          (a)  "Board" shall mean the Board of Directors of Adams
Golf, Inc.

          (b) "Committee" shall mean the committee, if any, appointed by the Board pursuant to Section 12 hereof.

          (c) "Common Stock" shall mean the common stock, par value one tenth of one cent ($0.001) of the Company.

          (d) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to this Plan.

          (e)  "Director" shall mean a member of the Board.

          (f) "Eligible Person(s)" shall mean those persons who are Directors of the Company and who are not employees of the Company or a Subsidiary.

          (g)  "Exchange Act" shall mean the Securities Exchange
     Act of 1934, as amended.

          (h) "Fair Market Value" of a Share on any date means the closing price on the business day immediately preceding such date. For this purpose, the closing price of a Share on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Common Stock on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Common Stock are included in the Nasdaq National Market or are reported on a consolidated transaction reporting system, the closing sales price of the Common Stock on such system, (iii) if the Common Stock is otherwise quoted on the Nasdaq system, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iv) if none of clause (i), (ii) or (iii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Daily

     Quotation Service if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the ten (10) preceding days and (v) if none of clause (i), (ii), (iii) or (iv) is applicable, the price determined by the Board in the exercise of its good faith discretion.

          (i)  "Internal Revenue Code" or "Code" shall mean the
     Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

          (j) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 of the Exchange Act or any successor provision thereof.

          (k) "Nonqualified Stock Option" shall mean an option that is not an incentive stock option as defined in Section
     422 of the Internal Revenue Code.

          (l) "Option" (when capitalized) shall mean any option granted under Section 4 of this Plan.

          (m) "Optionee" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

          (n)  "Plan" shall mean this 1999 Non-Employee Director
     Plan of Adams Golf, Inc.

          (o) "Share(s)" shall mean a share or shares of the Common Stock.

          (p) "Subsidiary" shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

     Other terms shall have the meanings set forth elsewhere herein.

     3.   SHARES AND OPTIONS.

          (a) The maximum number of Shares to be issued pursuant to Options under this Plan, shall be Two Hundred Thousand (200,000) Shares. Shares issued pursuant to Options granted under this Plan may be issued from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

          (b) Each Option granted hereunder shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver. Any Option granted hereunder shall be a Nonqualified Stock Option.

          (c) Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

     4.   DISCRETIONARY GRANTS OF OPTIONS.

          (a) At any time and from time to time during the term of this Plan and subject to the provisions herein, Options may be granted by the Committee to any Eligible Person for such number of Shares as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. Upon the grant of an Option, the Company shall promptly deliver to such Eligible Person an Option Agreement. Options granted pursuant to this
     Section 4(a) shall vest according to the vesting schedule provided in the Option Agreement and shall be exercisable for the term provided in the Option Agreement. In the event no term is provided in the Option Agreement, such term shall be ten (10) years.

          (b) The Options granted to Directors pursuant to Section 4(a) herein shall be in addition to any other benefits with respect to the Director's position with the Company or its Subsidiaries.

     5. OPTION PRICE. The option price per Share of any Option granted pursuant to this Plan shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

     6. EXERCISE OF OPTIONS. Options may be exercised at any time after the date on which the Options, or any portion thereof, are vested until the Option expires pursuant to Section 7; provided, however, that at least six months must elapse from the date of the acquisition of the Option to the date of disposition of the Option (other than upon exercise or conversion) or the underlying Shares. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares that have been owned by the Optionee for at least six months and only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Shares are received by the Company. An Option shall not at any time be exercisable with respect to less than 100 Shares unless the remaining Shares covered by the Option are less than 100 Shares.

     7. TERMINATION OF OPTION PERIOD. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (a) sixty (60) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;

          (b) one (1) year after the date that an Optionee ceases to be a Director by reason of death of the Optionee or six (6) months after the Optionee shall die if that shall occur during the sixty-day period described in Subsection 7(a) herein; or

          (c)  the expiration date of the term of such Option.

     8.   ADJUSTMENT OF PROVISIONS.

          (a) If at any time while this Plan is in effect or unexercised Options are outstanding, (1) there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend, stock split, combination of shares or through any recapitalization resulting in a stock split-up, spin-off, combination or exchange of Shares or any other change in capital structure of the Company, or (2) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, then and in each such event:

               (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under this Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

          (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

          (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company;
     (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     9.   REORGANIZATIONS.

          (a) Notwithstanding anything contained in this Plan or any Option Agreement to the contrary, in the event of a Change of Control, as defined below, all or any of the following may, in the sole discretion of the Committee, occur with respect to any and all Options outstanding as of such Change of Control:

               (i) automatic acceleration of the vesting of such Options so that such Options may be immediately exercised in full on or before the relevant date fixed in the Option Agreement;

               (ii) upon exercise of an Option during the 60-day period from and after the date of a Change of Control, the Optionee exercising the Option may in lieu of the receipt of Shares upon the exercise of the Option, elect by written notice to the Company to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the Shares covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of this Plan, if the end of such 60-day period from and after the date of a Change of Control is within six months of the Date of Grant, such Option shall be canceled in exchange for a cash payment to the Optionee equal to the Aggregate Spread on the day which is six months and one day after the Date of Grant of such Option. As used in this Section 9(a), the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or
          (iii) of the definition of Change of Control, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per Share as reflected in a Schedule 13D filed by the person having made the acquisition);

               (iii)if an Optionee ceases to be a Director regardless of the reason therefor other than death following a Change of Control, any Option held by such Optionee may be exercised by such Optionee until the earlier of sixty (60) days after the Optionee ceases to be a Director or the expiration date of such Option;

               (iv) all Options become non-cancelable;

               (v) if the Option shall remain exercisable after any such Change of Control, from and after such Change of Control, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Change of Control by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such Change of Control.

          (b) "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

               (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than Royal Holding Company, Inc. or B. H. Adams of beneficial ownership of thirty percent (30%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

               (ii) individuals who, as of January 1, 1999, constitute the Board as of the date thereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act);

               (iii)approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such reorganization, merger or consolidation;

               (iv) consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets; or

               (v) approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company.

          (c) If the Company shall consummate any merger, consolidation or other reorganization not involving a Change of Control (a "Reorganization") in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), each Option outstanding under this Plan shall thereafter be exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Option in the sole discretion of the Committee as it may deem appropriate to give effect to the Reorganization.

     10. TRANSFERABILITY OF OPTIONS. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and that so long as an Optionee lives, only such Optionee or his or her guardian or legal representative shall have the right to exercise the related Option.

     11. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation, including, but not limited to, the following:

               (i) A representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Share certificates issued to an Optionee who is a party to any stockholder agreement or a similar agreement shall bear the legends contained in such agreements.

     12.  ADMINISTRATION OF THE PLAN.

          (a) This Plan shall be administered by a stock option committee (the "Committee") consisting of not fewer than two
     (2) Non-Employee Directors; provided, however, that if no Committee is appointed, the full Board shall administer this Plan and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to this Plan.

     Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

          (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable. Termination or any modification or amendment of this Plan shall not, without consent of an Optionee, adversely affect his rights under an Option previously granted to him. The determinations and the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive.

          (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of all of the members of the Committee.

     13.  INTERPRETATION.

          (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

          (b) THIS PLAN SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO DELAWARE
     CONFLICT OF LAW PROVISIONS.

          (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

     14. SECTION 83(b) ELECTION. If as a result of exercising an Option an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to such Optionee, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

     15. EFFECTIVE DATE AND TERMINATION DATE. The effective date of this Plan is February 3, 1999 and the effective date of any amendment to this Plan is the date on which the Board adopted such amendment; provided, however, if this Plan is not approved by the stockholders of the Company within twelve (12) months after the effective date, then, in such event, this Plan and all Options granted pursuant to this Plan shall be null and void. This Plan shall terminate on February 2, 2009, and any Option outstanding on such date will remain outstanding until it has either expired or has been exercised.

                      [ADAMS GOLF, INC. LOGO]


     Directions to Adams Golf's Annual Meeting of Stockholders


From DFW Airport - Proceed to North exit from terminal. After the tollbooth, stay left to enter Hwy 121 North. Stay right on Hwy 121 for a short distance to Hwy 635 East exit. Follow Hwy 635 eastward to Hwy I-75 North. Keep far left on Hwy 635 for the I-75 exit ramp. Follow I-75 North approximately 5 miles to Campbell Road exit.

From Love Field - Exit Love Field and turn left on Mockingbird
Lane. Proceed to North Dallas Tollway, go left (North) to the Hwy 635 exit. Follow Hwy 635 eastward to Hwy I-75 North. Keep far left on Hwy 635 for the I-75 exit ramp. Follow I-75 North approximately 5 miles to Campbell Road exit.

Transportation - Transportation to the Omni Richardson Hotel is available to and from DFW Airport and Love Field either by TBS Transportation or by Super Shuttle. Special rates are available for both. For information, call TBS at (817) 267-5150 or Super Shuttle at (817) 329-2000.

                      ADAMS GOLF, INC.
               PROXY/VOTING INSTRUCTION CARD

  This proxy is solicited on behalf of the Board of Directors of Adams Golf, Inc. for the Annual Meeting of Stockholders
                to be held on May 5, 1999


     The undersigned appoints B.H. Adams, Richard H. Murtland and Darl P. Hatfield, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Adams Golf, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 5, 1999, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals
1, 2 and 3.

Comments:___________________________
____________________________________
____________________________________
____________________________________            ADAMS GOLF, INC.
If you have written in the above                P.O. Box 11207
space, please mark the comments                 New York, N.Y. 10203-0207
notification box on the reverse
side.

(Continued, and to be signed and
 dated on the reverse side.)

   The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.


   1.  Election of Directors

       [ ]   FOR  all  nominees listed below

       [ ]   WITHHOLD AUTHORITY to vote all nominees listed below

       [ ]   EXCEPTIONS

       Nominees:  Robert F. MacNally and Stephen R. Patchin

     (INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

                     Exceptions ______________________________________

     2.  Directors' Proposal - Approve 1999 Non-Employee Director Plan

         FOR   [ ]        AGAINST   [ ]          ABSTAIN  [ ]


     3. Directors' Proposal - Ratify appointment of KPMG LLP as the Company's independent auditors for 1999

         FOR   [ ]        AGAINST   [ ]          ABSTAIN  [ ]

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    I have included comments or have
    included a change of address.       [  ]

    I plan to attend the Annual
    Meeting                             [  ]

    I do not wish to receive an
    Annual Report for this
    account, at this address            [  ]

Please sign exactly as name or names appear on the proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

DATED:______________________, 1999

_________________________________
   Signature of Stockholder

_________________________________


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK         [X]

Mark, Sign, Date and Return the Proxy Card Promptly Using the
Enclosed Envelope.